For period ended 01/31/12                                           Series 36
File Number 811-7852

Sub-Item 77I:  Terms of new or amended securities
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In  connection wtih USAA Mutual Funds Trust Special Meeting of shareholders on
November 10, 2011.  The following portfolios were changed as listed:


     Previous Name                     New Name
     -------------                     --------
     High-Yield Opportunities Fund     High Income Fund
     High-Yield Adviser Shares         High Income Adviser Shares



Effective as of January 27, 2012.